LIBERTY ALL STAR GROWTH FUND, INC.

           SUBSCRIPTION RIGHTS AGENCY AGREEMENT

This Subscription Rights Agency Agreement (the "Agreement") is made as of this 18th day of May, 1998, by and between LIBERTY ALL STAR GROWTH FUND, INC., a Maryland corporation (the "Fund"); and State Street Bank and Trust Company, a national banking association, as subscription and distribution agent ("Agent").

WHEREAS, the Fund proposes to make a subscription offer by issuing certificates or other evidences of subscription rights, in the form designated by the Fund (the "Subscription Certificates"), to holders of record (the "Shareholders") of shares of common stock par value $ .10 per share of the Fund ("Shares"), as of a record date specified by the Fund (the "Record Date"), pursuant to which each Shareholder will have certain rights (the "Rights") to subscribe for additional Shares as described in and upon such terms as are set forth in the final prospectus (the "Prospectus") with respect to the Form N-2 Registration Statement originally filed by the Fund with the Securities and Exchange Commission on April --, 1998, in accordance with the applicable requirements of the Securities Act of 1933, as amended (the "Act");

WHEREAS, the Fund wishes the Agent to perform certain acts on its behalf, and the Agent is willing to so act, in connection with the distribution of the Subscription Certificates and the issuance and exercise of the Rights to subscribe therein set forth, all upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

1. Pursuant to resolution of its Board of Directors, the Fund hereby appoints and authorizes the Agent to act on its behalf in accordance with the provisions hereof, and the Agent hereby accepts such appointment and agrees to so act.

2.   (a) Each  Subscription  Certificate shall evidence the
         Rights  of  the   Shareholder   therein  named  to
         purchase Shares upon the terms and conditions therein and herein set forth.

     (b) Upon the written advice of the Fund signed by its Chairman, President, Secretary or Assistant Secretary, as to the Record Date, the Agent shall, from a list of Shareholders as of the Record Date to be prepared by the transfer agent of the Fund, prepare and record Subscription Certificates in the names of the Shareholders, setting forth the number of Rights to subscribe to Shares calculated on the basis of one Right for each Share recorded on the books of the Fund in the name of each such Shareholder as of the Record Date.

3.   Rights and Issuance of Subscription Certificates.

     (a) Each Subscription Certificate shall be non-transferable and shall, unless exercised by the holder thereof in the manner set forth in the Prospectus, expire upon the expiration of the offer. The Agent shall maintain a register of Subscription Certificates and the holders of record thereof (each of whom shall be deemed a "Shareholder" hereunder for purposes of determining the rights of holders of Subscription Certificates). Each Subscription Certificate shall, subject to the provisions thereof, entitle the Shareholder in whose name it is recorded to the following:


         (1) The right (the "Primary Subscription Right") to purchase a number of Shares equal to one Share for every ten Rights; provided, however, that no fractional Shares shall be issued; and

         (2) The right (the "Over-Subscription Right") to purchase additional Shares, subject to the availability of such shares and to allotment of such shares as may be available among Shareholders who exercise Over-Subscription Rights on the basis specified in the Prospectus; provided, however, that a Shareholder who has not exercised his Primary Subscription Right with respect to the full number of shares (other than those primary subscription rights that cannot be excercised because they represent the right to subscribe for less than one share) that such Shareholder is entitled to purchase by virtue of his Primary Subscription Right as of the Expiration Date (as hereinafter defined), if any, shall not be entitled to any Over-Subscription Right.

     (b) A Shareholder may exercise his Primary Subscription Right and Over-Subscription Right by delivery to the Agent at its corporate office specified in the Prospectus of (i) the Subscription Certificate with respect thereto, duly executed by such Shareholder in accordance with and as provided by the terms and conditions of the Subscription Certificate, together with (ii) the estimated subscription price for each Share subscribed for by exercise of such Rights, including Shares subscribed for on exercise of Over-Subscription Rights, in United States dollars by money order or check drawn on a bank located in the United States and in each case payable to the order of Liberty All Star Growth Fund, Inc..

     (c) Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 P.M. New York City time on such date as the Fund shall designate to the Agent in writing (the "Expiration Date"). For the purpose of determining the time of the exercise of any Rights, delivery of any material to the Agent shall be deemed to occur when such materials are received at one of the offices of the Agent specified in the Prospectus.

     (d) Not withstanding the provisions of Section 3(b) and 3(c) above regarding delivery of an executed Subscription Certificate to the Agent prior to 5:00 P.M. New York City time on the Expiration Date, if prior to such time the Agent receives a properly completed and executed
         Notice of Guaranteed Delivery in the form approved by the Fund by facsimile or otherwise from a bank or trust company or a New York Stock Exchange or National Association of Securities Dealers Member

         Firm guaranteeing delivery of (i) payment of the full subscription price for Shares subscribed for by excercise of rights, including Shares subscribed for an exercise of Over-Subscription Rights, shall be regarded as timely, subject, however, to receipt of the duly-executed Subscription Certificate, together will full payment, by the Agent within three business days after the Expiration Date.

     (e) On a date (the "Confirmation Date") that is no later than eight business days after the Expiration Date (as defined in the Prospectus), the Agent shall send a confirmation to each Shareholder (or, for Shares held on the Record Date by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee), showing
         (i) the number of Shares acquired pursuant to the Primary Subscription Rights, (ii) the number of Shares, if any, acquired pursuant to the Over-Subscription Rights, (iii) the per share and total purchase price for the shares, (iv) any amount payable to the Shareholder pursuant to
         Section 8 below, and (v) any additional amount payable by the Shareholder to the Fund or any excess to be refunded by the Fund to the Shareholder, in each case based on the Subscription Price as determined in accordance with the Prospectus. Any additional payment required from a Shareholder must be received by the Agent within ten business days after the Confirmation Date. Any excess payment to be refunded by the Fund to a Shareholder shall be mailed by the Agent to the Shareholder with the confirmation.

4.   If, after  allocation of Shares to persons  exercising
     Primary  Subscription Rights, there remain unexercised
     Rights,   then  the  Agent   shall  allot  the  shares
     issuable  upon  exercise  of such  unexercised  Rights
     (the   "Remaining   Shares")  to  persons   exercising
     Over-Subscription  Rights,  in  the  amounts  of  such
     over-subscriptions.   If  the  number  of  shares  for
     which Over-Subscription  Rights have been exercised is
     greater  than the  Remaining  Shares,  the Agent shall
     allot the Remaining  Shares to the persons  exercising
     Over-Subscription  Rights pro rata based solely on the
     number  of  Shares   held  on  the   Record   Date  in
     accordance tot he Prospectus.


5. All proceeds from the exercise of Rights shall be held by the Agent in a segregated, interest-bearing account in the name of the Fund. The Agent shall advise the Fund immediately upon the completion of the allocation set forth above as to the total number of Shares subscribed for and distributable.


6. (a) The Agent shall mail to the Shareholders as soon as practicable after the Confirmation Date and after full payment for the Shares subscribed for has cleared certificates representing those Shares purchased pursuant to exercise of Primary Subscription Rights and those Shares purchased pursuant to the exercise of Over-Subscription Rights.

     (b) The Agent shall deliver the proceeds of the exercise of Rights to the Fund as promptly as practicable, but in no event later than 20 business days after the Expiration Date.

7. The Agent shall account promptly to the Fund with respect to Rights exercised and concurrently account for all monies received and returned by the Agent with respect to the purchase of Shares upon the exercise of Rights.

8. In the event the Agent does not receive, within twelve business days after the Confirmation Date, any amount due from a Shareholder as specified in Section
     3 (e), then it shall take such action with respect to such Shareholder's Rights as may be instructed in writing by the Fund, including without limitation (i) applying any payment actually received by it toward the purchase of the greatest whole number of Shares which could be acquired with such payment, (ii) allocating the Shares subject to such Subscription
     Rights to one or more other Shareholders, and (iii) selling all or a portion of the Shares deliverable upon exercise of such Rights on the open market, and applying the proceeds thereof to the amount owed.

(8a) To the extent any of the provisions of paragraphs 1 through 8 above are inconsistent with the Prospectus, the provisions of the Prospectus shall govern and apply.

9.   No   Subscription    Certificate   shall   entitle   a
     Shareholder to vote or receive  dividends or be deemed
     the  holder  of  Shares  for any  purpose,  nor  shall
     anything contained in any Subscription  Certificate be
     construed  to confer upon any  Shareholder  any of the
     rights  of a  shareholder  of the Fund or any right to
     vote,  give or  withhold  consent to any action by the
     Fund  (whether  upon  any  recapitalization,  issue of
     stock,   reclassification  of  stock,   consolidation,
     merger, conveyance or otherwise), receive notice of meetings of other action affecting shareholders or receive dividends or otherwise, until the Rights evidenced thereby shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement and in the Prospectus.


10.  (a) The Fund  covenants  that all Shares  issued  upon
         exercise  of the Rights  will be  validly  issued,
         fully   paid,    non-assessable    and   free   of
         preemptive rights.

     (b) Upon request, the Fund shall furnish to the Agent an opinion of counsel or other evidence satisfactory to the Agent to the effect that a registration statement is then in effect with respect to its Shares issuable upon exercise of the Rights set forth in the Subscription Rights. Upon written advice to the Agent that the Securities and Exchange Commission shall have issued or threatened to have issued any order preventing or suspending the use of the Prospectus, or if for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Agent shall cease acting hereunder until receipt of written instructions from the Fund and such assurances as it may reasonably request that it may comply with such instruction without violations of the Act.


11. (a) Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to the corporate trust business of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any document by any of the parties hereto, provided that such corporation would be eligible for appointment as a successor to the Agent. In case at the time such successor to the Agent shall succeed to the agency created by this Agreement, any of the Subscription Certificates shall have been countersigned but not delivered, any such successor to the Agent may adopt the countersignature of the Agent and deliver such Subscription Certificates as countersigned, and in case at that time any of the Subscription
         Certificates shall not have been countersigned, the successor to the Agent may countersign such Subscription Certificates either in the name of the Agent or in the name of the successor Agent, and in all such cases such Subscription
         Certificates shall have the full force and legal effect provided in the Subscription Certificates and in this Agreement.

     (b) If, at any time, the name of the Agent shall be changed and at such time any of the Subscription Certificates shall have been countersigned but not delivered, the Agent may adopt the countersignature under its prior name and deliver Subscription Certificates so countersigned, and in case at that time any of the Subscription Certificates shall not have been countersigned, the Agent may countersign such Subscription Certificates either in its prior name or in its changed name, and in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.


12.  The Fund agrees to pay to the Agent at the  completion
     of  the  offering,   on  demand  of  the  Agent,   the
     compensation   for  all   services   rendered   by  it
     hereunder and its  reasonable  out-of-pocket  expenses
     and    other    disbursements    incurred    in    the
     administration and execution of this Agreement and the exercise and performance of its duties hereunder, all as provided for in Appendix A attached hereto.

13.  The  Agent   undertakes  the  duties  and  obligations
     imposed by this Agreement upon the following terms and conditions:

     (a) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that any fact or matter be proved or established, prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board or President or a Vice President or the Secretary or Assistant Secretary or the Treasurer of the Fund delivered to the Agent, and such certificate shall be full authorization to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (b) The Agent shall not be responsible for and the Fund shall indemnify and hold the Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to all actions of the Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

     (c) The Agent shall be liable hereunder only for its own bad faith, negligence, or misconduct, and for the bad faith, negligence or misconduct of its agents or subcontractors.

     (d) Nothing herein shall preclude the Agent from acting in any other capacity for the Fund or for any other legal entity;

     (e) The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any officer or assistant officer of the Fund and to apply to any such officer or assistant officer of the Fund for advice or instructions in connection with its duties, and shall be indemnified and not be liable for any action taken or suffered by it in good faith in accordance with instructions of any officer or assistant officer of the Fund; and

     (f) The Agent shall be indemnified and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in reliance upon any Subscription Certificate or Certificate for Shares, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document that it reasonably believes to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

14.  The Agent may,  without the consent or  concurrence of
     the   Shareholders   in   whose   names   Subscription
     Certificates    are   registered,    by   supplemental
     agreement  or  otherwise,  concur  with  the  Fund  in
     making any changes or  corrections  in a  Subscription
     Certificate   that  it  shall  have  been  advised  by
     counsel   (who  may  be  counsel   for  the  Fund)  is
     appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provisions of the Subscription Certificate or the Prospectus except insofar as any such change may confer additional rights upon the Shareholders.

15. All the covenants and provisions of this Agreement by or for the benefit of the Fund or the Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

16.  The validity,  interpretation  and performance of this
     Agreement   shall  be  governed  by  the  law  of  the
     Commonwealth of Massachusetts.




STATE STREET BANK AND TRUST COMPANY     LIBERTY ALL-STAR GROWTH FUND, INC.